UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                 ______________________

                                     FORM 8-K

                                   CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of report (Date of earliest event reported):      May 6, 2005


              South Dakota State Medical Holding Company, Incorporated
              --------------------------------------------------------
                 (Exact Name of Registrant as Specified in Charter)


         South Dakota                     0-23430       46-0401087
-------------------------------    -----------------   --------------
(State or Other Jurisdiction           (Commission     (IRS Employer
of Incorporation)                      File Number)    Identification No.)


1323 South Minnesota Avenue, Sioux Falls, SD  57105
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(Address of Principal Executive Offices, Including Zip Code)


Registrant's telephone number, including area code:  (605) 334-4000


                                            N/A
             -------------------------------------------------------------
             (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

____Written communications pursuant to Rule 425 under the Securities Act
  (17 CFR 230.425)

____Soliciting material pursuant to Rule 14a-12 under the Exchange Act
  (17 CFR 240.14a-12)

____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01     Other Events.
As previously announced in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2005 (the "April Form 8-K"), the Board of Directors (the "Board") of South Dakota State Medical Company, Incorporated (the "Company") has approved a going private transaction in which the Company will (i) effect a 1-1000 reverse stock split of its Class C Non-Voting Common Stock, par value $0.01 per share ("Common Stock"), and (ii) redeem all of the issued and outstanding shares of its Class A Voting Preferred Stock, par value $10 per share.

The April Form 8-K also announced that holders of Common Stock that would otherwise hold fractional shares after giving effect to the 1-1000 reverse stock split would receive cash equal to $18.00 per pre-split share of Common Stock that would otherwise be converted into a fractional share. The Board received an oral fairness opinion from an independent investment bank as to the cash consideration to be paid to the holders of Common Stock for their fractional shares; however, the Board's approval of the reverse stock split was subject to the receipt from the investment bank of a written opinion that affirms their oral opinion.


In setting the amount of the cash consideration to be paid to the holders of Common Stock for their fractional shares, the Board considered, among other things, a valuation report prepared by the investment bank setting forth, in the opinion of the investment bank, the fair market value range of the Common Stock on a minority interest basis as of December 31, 2004. In preparing its written fairness opinion, the investment bank discovered that there had been a calculation error in the valuation report. The Company's management, on behalf of the Board, asked the investment bank to correct such calculation error and present its corrected valuation report to the Board.

At the meeting of the Board held on May 6, 2005, the investment bank presented its corrected valuation report to the Board. The Board considered the corrected fair market value range together with other factors, including the Company's performance to date and the market performance of companies similar to the Company. Following discussion, the Board approved, subject to the receipt of a fairness opinion from the investment bank, an increase in the cash consideration to be paid to the holders of Common Stock for their fractional shares from $18.00 to $20.15. The Board also appointed an Executive Committee of the Board to receive a fairness opinion from the investment bank.

On May 10, 2005, the Executive Committee of the Board met to receive the written fairness opinion from the investment bank. The fairness opinion states that in the opinion of the investment bank, subject to the limitations and qualifications set forth in the opinion, as of May 10, 2005, the cash consideration in the amount of $20.15 to be paid to the holders of Common
Stock for their fractional shares is fair, from a financial point of view, to the shareholders of the Company who own less than 1,000 shares of Common Stock.

As required by Securities and Exchange Commission ("SEC") rules and regulations, and as soon as practicable, the Company will file a Schedule 13E-3 Transaction Statement ("Transaction Statement") with the SEC. Once the Company has cleared any and all comments from the SEC relating to the Transaction Statement, the Company will mail a Transaction Statement to each holder of Common Stock. Holders of Common Stock should not send their stock certificates to the Company at this time. Once the reverse stock split is completed, the Company will send instructions to each holder of Common Stock regarding how to receive any cash payments that such shareholder may be entitled to receive in connection with the reverse stock split.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SOUTH DAKOTA STATE MEDICAL
                         HOLDING COMPANY, INCORPORATED

Date: __May 12, 2005__   by __/s/ Kirk J. Zimmer______
                            Kirk J. Zimmer
                            Senior Vice President and Chief Operating Officer (Duly Authorized Officer)